UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

authID Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

authID Inc.

2022

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

September 20, 2022

at 10:00 a.m. Eastern Time

Virtual Meeting to be Held by Webcast

authID Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 20, 2022

The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of authID Inc. (“authID” or the “Company”) will be held virtually by webcast, on September 20, 2022, at 10:00 a.m. Eastern Time, to consider the below proposals. Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and stockholders, the Annual Meeting will be held in a virtual meeting format at https://edge.media-server.com/mmc/p/d7z84o2n.

1.	To elect the eight director nominees named in the Proxy Statement to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of Cherry Bekaert LLP as the Company’s independent auditors for the fiscal year ending December 31, 2022;

3.	To approve an amendment to our Amended and Restated Certificate of Incorporation to decrease the number of authorized shares of common stock (the “Authorized Share Decrease”) from 1,000,000,000 to 250,000,000 (the “Authorized Share Decrease Proposal”); and

4.	To act on such other matters as may properly come before the meeting or any adjournment thereof.

BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO THE COMPANY AND ITS STOCKHOLDERS, IT IS VITAL THAT EVERY STOCKHOLDER VOTE AT THE ANNUAL MEETING IN PERSON OR BY PROXY.

These proposals are fully set forth in the accompanying Proxy Statement which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, your Board of Directors recommends a vote “FOR” the directors set forth in Proposal 1 and “FOR” Proposals 2 and 3. A list of all stockholders entitled to vote at the Annual Meeting will be available at the principal office of the Company during usual business hours for examination by any stockholder for any purpose germane to the Annual Meeting for 10 days prior to the date thereof. Stockholders are cordially invited to attend the Annual Meeting.

As we did for the 2021 Annual Meeting, due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and stockholders, we are very pleased that for this year’s Annual Meeting we will again be hosting a completely virtual meeting of stockholders, which will be conducted solely online via live webcast. You will be able to attend and participate in the Annual Meeting online and submit your questions prior to and during the meeting by visiting: https://edge.media-server.com/mmc/p/d7z84o2n at the meeting date and time described in the accompanying proxy statement. There is no physical location for the Annual Meeting.

Having regard to the current pandemic we are pleased to embrace the latest technology to provide safe and expanded access, improved communication, reduced environmental impact and cost savings for our stockholders and the Company. If you plan to attend the meeting virtually on the Internet, please follow the registration instructions as outlined in this proxy statement.

However, whether or not you plan to attend the meeting virtually, your shares should be represented and voted. After reading the enclosed Proxy Statement, please sign, date, and return promptly the enclosed Proxy in the accompanying postpaid envelope we have provided for your convenience to ensure that your shares will be represented. Alternatively, please provide your response by telephone or electronically through the Internet by following the instructions set out on the enclosed Proxy card. If you do attend the meeting virtually and wish to vote your shares personally, you may revoke your Proxy.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held September 20, 2022. In addition to the copies you have received, the Proxy Statement and our 2021 Annual Report on Form 10-K to Stockholders are available at: https://www.investorvote.com/AUID .

By Order of the Board of Directors

/s/ Phillip L. Kumnick
Phillip L. Kumnick
Chairman of the Board of Directors

WHETHER OR NOT YOU PLAN ON ATTENDING THE MEETING VIRTUALLY, PLEASE VOTE AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR VOTE IS COUNTED.

authID Inc.
1325 S. Colorado Blvd.,

Building A, Suite 322,

Denver, CO 80222
516-274-8700

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of authID Inc. (“authID” or the “Company”) to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) which will be held virtually via webcast on September 20, 2022, at 10:00 a.m. Eastern Time, and at any postponements or adjournments thereof. The proxy materials will be furnished to stockholders on or about August 5, 2022.

REVOCABILITY OF PROXY AND SOLICITATION

Any stockholder executing a proxy that is solicited hereby has the power to revoke it prior to the voting of the proxy. Revocation may be made by attending the Annual Meeting and voting the shares of stock virtually in person, or by delivering to the Corporate Secretary of the Company at the principal office of the Company prior to the Annual Meeting a written notice of revocation or a later-dated, properly executed proxy. Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile transmittal or electronic communications. No additional compensation will be paid for any such services. This solicitation of proxies is being made by the Company, which will bear all costs associated with the mailing of this Proxy Statement and the solicitation of proxies.

RECORD DATE

Stockholders of record at the close of business on July 29, 2022, will be entitled to receive notice of, attend virtually and vote at the Annual Meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

authID Inc. has furnished these materials to you in connection with the Company’s solicitation of proxies for use at the Annual Meeting of Stockholders to be held on September 20, 2022, at 10:00 a.m. Eastern virtually via webcast. These materials describe the proposals on which the Company would like you to vote and also give you information on these proposals so that you can make an informed decision. We are furnishing our proxy materials on or about August 5, 2022 to all stockholders of record entitled to vote at the Annual Meeting.

How can I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting https://edge.media-server.com/mmc/p/d7z84o2n. You also will be able to vote your shares online by going to https://www.investorvote.com/AUID .

To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 10.00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

How do I register to attend the Annual Meeting virtually on the Internet?

Prior to the commencement of the meeting please go to https://edge.media-server.com/mmc/p/d7z84o2n. There you will be asked to register with your name, e-mail address and company details – or if none insert “Individual”.

We encourage stockholders to vote prior to the meeting but if you wish to vote on the day of the meeting you will be able to vote your shares online by going to https://www.investorvote.com/AUID and please follow the instructions in “How to Vote” below and on your Proxy Card.

Why are you holding a virtual meeting instead of a physical meeting?

Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and stockholders, we are very pleased that for this year’s Annual Meeting will again be hosting a completely virtual meeting of stockholders, which will be conducted solely online via live webcast. You will be able to attend and participate in the Annual Meeting online and submit your questions prior to and during the meeting by visiting: https://edge.media-server.com/mmc/p/d7z84o2n at the meeting date and time described in the accompanying proxy statement. You will be able to vote your shares electronically by going to https://www.investorvote.com/AUID. There is no physical location for the Annual Meeting.

Having regard to the current pandemic we are pleased to embrace the latest technology to provide safe and expanded access, improved communication, reduced environmental impact and cost savings for our stockholders and the Company. If you plan to attend the meeting virtually on the Internet, please follow the registration instructions as outlined in this proxy statement.

Notice of Internet Availability (Notice and Access)

Instead of mailing a printed copy of our proxy materials to each shareholder, we are furnishing proxy materials via the Internet. This reduces both the costs and the environmental impact of sending our proxy materials to our shareholders. If you received a “Notice of Internet Availability,” you will not receive a printed copy of the proxy materials unless you specifically request a printed copy. The Notice of Internet Availability will instruct you how to access and review all of the important information contained in the proxy materials. The Notice of Internet Availability also instructs you how to submit your proxy on the Internet and how to vote by telephone.

If you would like to receive a printed or emailed copy of our proxy materials, you should follow the instructions for requesting such materials included on the documents you received. In addition, if you received paper copies of our proxy materials and wish to receive all future proxy materials, proxy cards and annual reports electronically, please follow the electronic delivery instructions on the documents you received. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the cost and environmental impact of our annual shareholder meetings.

The Notice of Internet Availability is first being sent to shareholders on or about August 5, 2022. Also on or about August 5, 2022, we will first make available to our shareholders this Proxy Statement and the form of proxy relating to the 2022 Annual Meeting filed with the SEC on August 5, 2022.

What is included in these materials?

These materials include:

●	this Proxy Statement for the Annual Meeting; and

●	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

What is the proxy card?

The proxy card enables you to appoint Thomas L. Thimot, our Chief Executive Officer, and Graham Arad, our General Counsel, as your representatives at the Annual Meeting. By completing and returning a proxy card, or by voting electronically or by telephone you are authorizing these individuals to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card (or submitted electronically or by telephone). This way, your shares will be voted whether or not you attend the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this Proxy Statement, including:

(i)	the election of eight persons named herein as nominees for directors of the Company, to hold office subject to the provisions of the bylaws of the Company, until the next annual meeting of stockholders and until their successors are duly elected and qualified;

(ii)	ratification of the appointment of Cherry Bekaert LLP as the Company’s independent auditors for the fiscal year ending December 31, 2022;

(iii)	to approve the Authorized Share Decrease Proposal; and

In addition, management will respond to questions from stockholders.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of one-third of the number of shares of common stock issued and outstanding on the record date will constitute a quorum permitting the meeting to conduct its business. As of the record date, there were 24,789,418 shares of authID common stock issued and outstanding. Thus, the presence of the holders of common stock representing at least 8,262,313 votes will be required to establish a quorum.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Our stockholders may hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

How can I get electronic access to the proxy materials?

In addition to the copies of this proxy that you may receive, the Notice of Internet Availability provides you with instructions regarding how to:

●	view the Company’s proxy materials for the Annual Meeting on the Internet athttps://www.investorvote.com/AUID;

●	request hard copies of the materials; and

●	instruct the Company to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Stockholder of Record

If on July 29, 2022, your shares were registered directly in your name with our transfer agent, Computershare Trust Company N.A., you are considered a stockholder of record with respect to those shares, and the Notice of Internet Availability, or Notice of Annual Meeting and Proxy Statement was sent directly to you by the Company. As the stockholder of record, you have the right to direct the voting of your shares via the Internet or by returning the proxy card to us. Whether or not you plan to attend the Annual Meeting, if you do not vote over the Internet, please complete, date, sign and return a proxy card to ensure that your vote is counted.

Beneficial Owner of Shares Held in Street Name

If on July 29, 2022, your shares were held in an account at a brokerage firm, bank, broker-dealer, or other nominee holder, then you are considered the beneficial owner of shares held in “street name,” and the Notice of Annual Meeting & Proxy statement was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a valid proxy from the organization.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote by any of the following methods:

●	Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the Notice of Internet Availability or the enclosed Proxy Card.

●	By Telephone. You may vote by calling the toll free number found on the Proxy Card.

●	By Mail. You may vote by completing, signing, dating and returning your Proxy Card in the pre-addressed, postage-paid envelope provided.

●	In Person Virtually. You may attend and vote at the Annual Meeting virtually. When you log on to the Webcast there will be instructions about how to vote.

Beneficial Owners of Shares Held in Street Name.  If you are a beneficial owner of shares held in street name, you may vote by any of the following methods:

●	Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the Notice of Internet Availability or the enclosed Proxy Card.

●	By Telephone. You may vote by proxy by calling the toll-free number found on the vote instruction form.

●	By Mail. You may vote by proxy by filling out the vote instruction form and returning it in the pre-addressed, postage-paid envelope provided.

●	In Person Virtually. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. When you log on to the Webcast there will be instructions about how to vote.

How will my vote be counted if I have not yet exchanged my stock certificate for new Common Shares?

On June 14, 2021 we completed a 1-for-30 reverse stock split of our shares of common stock. At that time all stockholders were notified and encouraged to exchange their old paper stock certificates for new shares of common stock in electronic book entry form. If you have not yet exchanged your certificate you will still be able to vote your shares and your votes will be counted on a “as exchanged”, post-split basis. That is to say to say you will get 1 vote for every 30 shares represented by a stock certificate as of the record date July 29, 2022.

We encourage you to exchange your old paper certificate for new electronic shares, using the exchange form provided. If you have lost your certificate or the exchange form, or have any questions about the exchange process, please contact Computershare at +1-800-368-5948 (U.S.) +1-781-575-4223 (Outside the US), via the website http://www.computershare.com/ or by e-mail to web.queries@computershare.com.

What are abstentions and broker non-votes?

While the inspector of elections will treat shares represented by proxies that reflect abstentions or include “broker non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum, abstentions or “broker non-votes” do not constitute a vote “for” or “against” any matter and thus will be disregarded in any calculation of “votes cast.” However, abstentions and “broker non-votes” will have the effect of a negative vote if an item requires the approval of a majority of a quorum or of a specified proportion of all issued and outstanding shares.

Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers (see What happens if I do not give specific voting instructions). As used herein, “uninstructed shares” means shares held by a broker who has not received voting instructions from its customers on a proposal. A “broker non-vote” occurs when a nominee holding uninstructed shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that non-routine matter.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

●	indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board of Directors, or

●	sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters, but not on non-routine matters. Under New York Stock Exchange (“NYSE”) rules, if your shares are held by a member organization, as that term is defined under NYSE rules, responsibility for making a final determination as to whether a specific proposal constitutes a routine or non-routine matter rests with that organization, or third parties acting on its behalf.

What are the Board’s recommendations?

The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

●	for election of the eight director nominees named in the Proxy Statement to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified;

●	for ratification of the appointment of Cherry Bekaert LLP as the Company’s independent auditors for the fiscal year ending December 31, 2022; and

●	for the Authorized Share Decrease Proposal.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

How are proxy materials delivered to households?

Only one copy of the Company’s Notice of Internet Availability, Annual Report on Form 10-K for the fiscal year ending December 31, 2021 or this Proxy Statement, as applicable, will be delivered to an address where two or more stockholders reside with the same last name or who otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.

We will deliver promptly upon written or oral request a separate copy of the Company’s Notice of Internet Availability, Annual Report on Form 10-K for the fiscal year ending December 31, 2021 or this Proxy Statement, as applicable. If you share an address with at least one other stockholder, currently receive one copy of our Annual Report on Form 10-K and Proxy Statement at your residence, and would like to receive a separate copy of our Annual Report on Form 10-K and Proxy Statement for future stockholder meetings of the Company, please specify such request in writing and send such written request to authID Inc.,1624 Market St., Ste 226, Unit 51767 Denver, Colorado 80202-1559; Attention: Corporate Secretary.

Interest of Officers and Directors in matters to be acted upon

Except for the election to our Board of the nominees set forth herein, none of our officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting.

How much stock is owned by 5% stockholders, directors, and executive officers?

The following table sets forth the number of shares known to be beneficially owned by all persons who own at least 5% of authID’s outstanding common stock, the Company’s directors, the Company’s executive officers, and the directors and executive officers as a group as of August 2, 2022, unless otherwise noted. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated.

Name	Position	Number of Shares of Common Stock		Percentage of Common Stock (1)
Officers and Directors
Thomas L. Thimot	Director & CEO	285,953	(2)	1.14%
Phillip L. Kumnick	Chairman of the Board	1,328,560	(3)	5.11%
Philip R. Broenniman	Director	1,443,540	(4)	5.62%
Cecil N. Smith III (Tripp)	President and Chief Technology Officer	114,406	(5)	0.46%
Michael A. Gorriz	Director	76,746	(6)	0.31%
Michael L. Koehneman	Director	60,492	(7)	0.24%
Jacqueline L. White	Director	48,492	(8)	0.20%
Joseph Trelin	Director	1,800	(9)	*
Neepa Patel	Director	9,724	(10)	*
Hang Thi Bich Pham	Chief Financial Officer	10,935	(11)	*
Total Officers and Directors		3,380,649		13.08%

5% Stockholders
Stephen J. Garchik	Stockholder	2,515,850	(12)	9.99%
Andras Vago	Stockholder	1,578,942	(13)	6.37%

Total 5% Stockholders		4,094,792		16.36%

Total Officers, Directors and 5% Stockholders		7,475,441		29.44%

*	Less than 0.1%

(1)	Applicable percentage ownership is based on, 24,789,418 shares of common stock outstanding as of August 2, 2022. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of are deemed to be beneficially owned by the person holding such securities for computing the percentage of ownership of such person, but are not treated as outstanding for computing the percentage ownership of any other person.

(2)	Includes 98,453 shares of common stock, and (ii) a stock option to acquire 1,200,000 shares of common stock at an exercise price of $7.80 per share vesting over a four-year period and subject to certain performance vesting criteria, of which 187,500 shares will be vested as of October 1, 2022.

(3)	Includes (i) 134,939 shares of common stock, (ii) a stock option to acquire 100,000 shares of common stock at $1.65 per share vesting over a three year period, of which 66,667 will have vested as of October 1, 2022 (iii) a stock option to acquire 1,111,111 shares of common stock at $2.10 per share, (iv) a stock option to acquire 9,018, shares of common stock at $7.20 per share (v) a stock option to acquire 283,334, shares of common stock at $7.20 per share that vest upon meeting performance criteria. The performance criteria have not been met as of August 2, 2022; and (vi) a stock option to acquire 10,238 shares of common stock at $15.16 per share that vest on a monthly basis over 12 months from December 29, 2021.

(4)	Includes (i) 173,973 shares of common stock, (ii) a stock option to purchase 555,556 shares of common stock at a price of $2.10 per share, (iii) a stock option to purchase 5,411 shares of common stock at a price of $7.20, (iv) a stock option to purchase 383,334 shares of common stock at a price of $7.20 per share which vest upon meeting performance criteria. The performance criteria have not been met as of August 2, 2022 (v) common stock purchase warrants to acquire 11,667 shares of common stock at $4.95 per share and 8,750 shares of common stock at $2.64 per share, (vi) a stock option to acquire 10,238 shares of common stock at $15.16 per share that vest on a monthly basis over 12 months from December 29, 2021, (vii) a Senior Secured Convertible Note in the amount of $100,000 convertible into common stock at a conversion price of $3.70, (viii) 353,087 shares of common stock held by Varana Capital Focused L.P. (“VCFLP”), (ix) a common stock purchase warrant to acquire 30,972 shares of common stock at $4.50 per share held by VCFLP, and (x) a Senior Secured Convertible Note in the amount of $1,000,000 convertible into common stock at a conversion price of $3.70 held by VCFLP. Mr. Broenniman is the Managing Partner of Varana Capital, LLC, which, in turn, is the investment manager of and has dispositive control over the shares held by VCFLP. By virtue of these relationships, in addition to the shares he holds personally, Mr. Broenniman may be deemed to beneficially own the shares held by VCFLP.

(5)	Includes (i) 20,656 shares of common stock, (ii) a stock option to acquire 600,000 shares of common stock at $7.80 per share vesting over a four year period and subject to meeting performance criteria, of which 93,750 will have vested as of October 1, 2022, and (iii) a stock option to acquire 150,000 shares of common stock at $2.83 per share vesting over a one year period.

(6)	Includes (i) 1,226 shares of common stock, (ii) a stock option to acquire 62,500 shares of common stock at an exercise price of $7.80 per share, which vest over a three-year period after each Annual Meeting subject to continued service, of which 41,667 will be vested as of October 1, 2022, (iii) a stock option to acquire 10,238 shares of common stock at $15.16 per share that vest on a monthly basis over 12 months from December 29, 2021 and (iv) a Senior Secured Convertible Note in the amount of $100,000 convertible into common stock at a conversion price of $3.70.

(7)	Includes (i) 11,000 shares of common stock, (ii) 1,000 shares of common stock held by Mrs. Koehneman, (iii) a stock option to acquire 62,500 shares of common stock at an exercise price of $7.80 per share, which vest over a three-year period after each Annual Meeting subject to continued service, of which 41,667 will be vested as of October 1, 2022, and (iv) a stock option to acquire 10,238 shares of common stock at $15.16 per share that vest on a monthly basis over 12 months from December 29, 2021

(8)	Includes (i) a stock option to acquire 62,500 shares of common stock at an exercise price of $7.80 per share, which vest over a three-year period after each Annual Meeting subject to continued service, of which 41,667 will be vested as of October 1, 2022, and (ii) a stock option to acquire 10,238 shares of common stock at $15.16 per share that vest on a monthly basis over 12 months from December 29, 2021.

(9)	Includes (i) 1,800 shares of common stock, and (ii) a stock option to acquire 100,897 shares of common stock at an exercise price of $3.13 per share, which vest over a three-year period after each Annual Meeting subject to continued service, none of which are vested

(10)	Comprises a stock option to acquire 29,173 shares of common stock at an exercise price of $15.97 per share, which vest over a three-year period after each Annual Meeting subject to continued service, of which 9,724 will be vested as of October 1, 2022.

(11)	Comprises a stock option to acquire 350,000 shares of common stock at an exercise price of $2.41 per share, which vest over a vesting over a four-year period and subject to certain performance vesting criteria, of which 10,935 will be vested as of October 1, 2022.

(12)	Mr. Garchik may be deemed to be a director by deputization for purposes of Section 16 under the Securities Exchange Act of 1934 by virtue of the fact that pursuant to a Facility Agreement (the “Facility Agreement”) entered into between the Company and Mr. Garchik, Mr. Garchik is entitled to nominate one designee to the Issuer’s board of directors until such time as all amounts due pursuant to the Facility Agreement are repaid in full. Includes (i) 2,015,282 shares of common stock held by Mr. Garchik personally, (ii) 166,667 shares of common stock held by the Garchik 2019 Irrevocable Trust (“2019 Trust”) of which Mr. Garchik is a trustee, (iii) 11,667 shares of common stock held by Garchik Universal Limited Partnership, which Mr. Garchik jointly controls with his sister, (iv) 89,306 shares of common stock held by the Marla Garchik 2020 Irrevocable Trust (the “2020 Trust”) of which Mr. Garchik is a beneficiary, (v) a common stock purchase warrant to acquire 83,334 shares of common stock at $4.50 per share held by the 2019 Trust (vi) a common stock purchase warrant to acquire 40,660 shares of common stock at $4.50 per share held by the 2020 Trust, and (vii) Senior Secured Convertible Note in the amount of $1,000,000 convertible into common stock at a conversion price of $3.70,which note contains a restriction on any Noteholder converting the principal or interest into stock if a result the holder thereof would own more than 9.99% of the outstanding common stock of the Company.

(13)	Includes 106,667 shares held by Multipolaris Corporation, 832,275 shares held by Interpolaris Pte. Ltd. and 640,000 held by MP Informatikai Kft. Mr. Vago is an officer and principal of each of these entities, and he may be deemed the beneficial owner or the shares held by such entities.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Position (s) and Offices Held
Thomas L. Thimot	56	Director and Chief Executive Officer

Phillip L. Kumnick	56	Chairman of the Board of Directors

Cecil N. Smith III (Tripp)	42	President and Chief Technology Officer

Hang Thi Bich Pham (Annie) (4)	46	Chief Financial Officer

Philip R. Broenniman	57	Director

Michael A. Gorriz (2)(3)	62	Director

Michael L. Koehneman* (1)(2)	62	Director

Neepa Patel*(1)(2)	38	Director

Joseph Trelin	62	Director

Jacqueline L. White* (1)(3)	58	Director

*	denotes Committee Chair

(1)	Audit Committee

(2)	Governance Committee

(3) (4)

Compensation Committee

On April 25, 2022, Mr. Stoller indicated his intention to resign as Chief Financial Officer of the Company in connection with his planned retirement. The resignation and retirement took effect on June 17, 2022, following which Annie Pham was appointed Chief Financial Officer in his place.

Thomas L. Thimot

Mr. Thimot was appointed as Chief Executive Officer and as a Director of our company on June 14, 2021. From 2018 through November 2020, Mr. Thimot served as Chief Executive Officer and Director of Socure, Inc., a leading provider of identity verification and fraud risk solutions. Prior to joining Socure, from September 2015 to October, 2018, Mr. Thimot served as CEO and Director of Clarity Insights a privately held provider of data science consulting acquired by Accenture plc. where he was responsible for all operational aspects of the business. Prior to Clarity Insights, Mr. Thimot served as the Vice President of Cognizant Technology Solutions (Nasdaq: CTSH), a consulting firm and emerging business accelerator where he was responsible for all emerging services related to social, mobile, data analytics and cloud. Prior to 2015, Mr. Thimot held various roles and founded various businesses including his own consulting business, CaseCentral (an eDiscovery cloud-based software service now part of Oracle), Kazeon (a data and analytics software provider now part of Dell), GoRemote, Netegrity and Enigma. Mr. Thimot started his career with Oracle, Price Waterhouse and Accenture and received his BS Mechanical Engineering from Marquette University.

Phillip Kumnick

Phillip Kumnick serves as Chairman of the Board of Directors of the Company and has been a director of the Company since 2020. Mr. Kumnick was appointed as CEO in May 2020 and served in the capacity through June 2021. From 2010 to 2018, Mr. Kumnick was Senior Vice President Global Acquirer Processing at Visa, Inc., and was the executive in charge of leading and growing Visa’s acquirer and merchant processing services and omni-channel solutions on a global basis. Mr. Kumnick was also a key contributor to the design of the Secure Remote Commerce (SRC) standard now being rolled out by the card brands, which aims to provide a simple and secure card payment experience. SRC uses tokenization to protect consumers’ sensitive data and intelligent identity authentication to help distinguish legitimate cardholders from fraudsters. Mr. Kumnick was the product owner and developer of Visa’s critical entry into encryption and tokenization products and services for their acquiring partners for transactions at the physical point of sale. Prior to joining Visa, Mr. Kumnick was the leader of the Cards & Payments practice of Cap Gemini Consulting from October 2009 through June 2010. Prior to Cap Gemini Consulting. Mr. Kumnick was a Senior Vice President at TSYS Acquiring Solutions from 2001 to 2009, with responsibility for leading the Product Management team and expanding the Company’s portfolio of merchant and acquirer products. He was also a leader of key M&A activities, including business development and strategic investment in Europe, Latin America and Asia, and helped expand TSYS’ client footprint to over 70 countries. Mr. Kumnick started his payments career at MasterCard International where he worked from 1988 to 2000, in various capacities, rising to Vice President & Chief Settlement Officer – Global Settlement Operations. In that role he was responsible for the 7 x 24 x 365 mission critical clearing and payment operations of a $3.0 billion per day global EFT and treasury operation. Mr. Kumnick was a strategic subject matter expert and key contributor to the evolution of MasterCard’s global processing functions.  Mr. Kumnick has an MBA- Finance and a BS Finance from St. Louis University.

Tripp Smith

Mr. Cecil N. Smith III (“Tripp”) was appointed as President and Chief Technology Officer on June 14, 2021. Mr. Smith is a technologist and thought leader specializing in data, analytics and AI. His experience spans entrepreneurial ventures to Fortune 100 enterprises, centered around strategy, product engineering, sales, and building high performance data science and engineering teams. In 2011, Mr. Smith joined Clarity Insights, a RLH Equity and Salesforce Ventures-backed data consultancy with deep data science, artificial intelligence and machine learning expertise. There he worked with hyper scale technology companies ultimately rising to Chief Technology Officer. Mr. Smith led Clarity Insights to a $100MM+ ARR and an acquisition by Accenture AI in 2020. In 2020, Mr. Smith joined Socure Inc., a leading provider of identity verification and fraud risk solutions, as an advisor supporting Product, Technology, Marketing, and Sales functions. Mr. Smith previously held technical leadership roles at Hewlett Packard and the Advisory Board Company and is a graduate of the University of North Carolina at Chapel Hill.

Annie Pham

Ms. Hang Thi Bich Pham (Annie) joined our company on June 20, 2022 as Chief Financial Officer. From July 2017 through April 2022, Ms. Pham served as Vice President and Chief Accounting Officer of SonicWall, Inc., a company engaged in computer and network security. Ms. Pham served as the Vice President of Finance and Corporate Controller for Applied Micro Circuits Corporation from September 2014 through June 2017. Prior to 2014, Ms. Pham held several roles with Broadcom, Hewlett Packard, Deloitte & Touche, KPMG, Grant Thornton and Ernst & Young. Ms. Pham received her MBA with a major in Corporate Finance from University of Sydney and her BA in Economics and Accounting from the National Economics University. Ms. Pham is a licensed Certified Public Accountant in the State of California.

Philip R. Broenniman

Philip Broenniman was appointed a director of the Company in March 2020 and served as the President and Chief Operating Officer from May 2020-June 2021. Since 2011, Mr. Broenniman has been Managing Partner and Portfolio Manager for Varana Capital, LLC (“VCLLC”), an investment firm he co-founded in 2011. As part of the VCLLC investment strategy of cooperative engagement, Mr. Broenniman sits on or advises the Board of multiple public/private companies, working with each on strategic planning, operational dynamics, and balance sheet needs/restructuring. Prior to co-founding Varana Capital in 2011, he held the positions of Principal and Portfolio Manager at Visium Asset Management, LP; Managing Partner and Portfolio Manager at Cadence Investment Partners, LLC; and Investment Analyst with the Bass Family Office in Fort Worth, TX. He began his career at Salomon Brothers Inc. trading fixed-income futures and options. Mr. Broenniman earned a BS in Computer Science from Duke University in 1987, an MBA from the Darden School at the University of Virginia in 1993 and the Chartered Financial Analyst (CFA) designation in 2000.

Michael A. Gorriz

Dr. Gorriz joined our company as a director on June 9, 2021. Dr. Gorriz was the Chief Information Officer and a member of the management team of Standard Chartered Bank, Singapore from 2015 through 2021. He also served Non-Executive Director of the Standard Charted Bank Hong Kong Board and the mox HK Board. Prior to that he served as Chief Information Officer at Daimler AG from 2007. Dr. Gorriz attended the University of Konstanz, the University of Freiburg and obtained his Doctorate in Engineering from the University of Stuttgart.

Michael L. Koehneman

Mr. Koehneman joined our company as a Director on June 9, 2021. Mr. Koehneman previously held various positions at Pricewaterhouse Coopers, a global accounting firm, through 2020, including the Global Advisory Chief Operating Officer and Human Capital Leader from 2016 through 2019, the U.S. Advisory Operations Leader from 2005 through 2016 responsible for the oversight of Advisory services for PwC, including business unit performance, finance, investments, human resources, acquisitions, and administration, and the Lead Engagement Partner for Financial Statement Audits and Internal Control and Security Reviews from 1993 through 2004 for several public and private company audits. Since 2020 he has also served as a director and member of the Audit Committee of Aspen Group, Inc.

Neepa Patel

Ms. Patel joined our company as a Director on November 15, 2021. Neepa Patel is the Founder and CEO of Themis - a collaborative tech platform to help fintechs, banks and crypto companies create a strong governance, risk and compliance framework. Neepa has 15+ years of experience in various regulatory and compliance positions across the public and private sector. Prior to founding Themis in March 2020, she was the Head of Compliance for an enterprise blockchain company, R3 from 2016 through December 2019. Before that she had several risk and compliance positions at Deutsche Bank from 2014 to 2016 and at Morgan Stanley between 2011 and 2014. At Morgan Stanley, she helped develop a compliance framework for the newly formed banking entities, Morgan Stanley Bank and Morgan Stanley Private Bank post crisis. Neepa began her career as a Bank Examiner at the Office of the Comptroller of the Currency (OCC), where she worked from 2005 to 2011. Neepa attended Georgia Tech.

Joseph Trelin

Mr. Trelin joined our company on April 18, 2022. Mr. Trelin is a senior, creative business and product leader, technologist and entrepreneur. Since June 2021, Mr. Trelin has served in a consultant capacity advising start-ups to mid-size companies on operations, product strategy and growth. From January 2016 to July 2019, Mr. Trelin served as the Chief Platform Officer of Clear Secure Inc. Mr. Trelin served as the VP Product, Digital Products at NBCUniversal, Inc. from January 2015 through January 2016 and in various roles including as Product Management & Technology Business Leader and General Manager for Amazon.com, Inc. from January 2009 to January 2015. Mr. Trelin also previously served as the Vice President, Product Development and IT for Standard and Poor’s. Mr. Trelin received a Masters Equivalent in Computer Science from Hofstra University and a BA in Sociology from the State University of New York Albany.

Jacqueline L. White

Ms. White joined our company as a Director on June 9, 2021. Ms. White has been a leader in enterprise technology software and IT consulting for the past 25 years. Ms. White has held global positions at SAP, Oracle, and Accenture, always leading diverse, high performing organizations around the world. After leading the Banking & Capital Markets line of business of DXC Technology Co. (NYSE: DXC) as Senior Vice President and Practice Lead from September 2019 to January 2021, Ms. White joined in January 2021 the Executive Management Team of Temenos AG (Six: TEMN), a company specializing in enterprise software for banks and financial services, as the President of the Americas Region. From January 2018 through September 2019, Ms. White served as the Chief Revenue Officer of Saltstack, a VM Ware Company, and from January 2015 through January 2018 as Global Senior Vice President Global FSI Consulting for SAP (NYSE: SAP). Prior to joining SAP, Ms. White held various positions with Accenture Services Pvt. Ltd., Oracle, BearingPoint and Novell. Ms. White was named by Utah Business Magazine as “Top Executives to Watch” in July 2020. Ms. White received a BA in Comparative Literature from Brigham Young University and a Leadership Certificate from Boston University.

Board & Committees

Board meetings during calendar year ended 2021

During 2021, the Board of Directors held nine meetings as well as committee meetings, as outlined below. Each director attended all of the meetings of the Board and all of the meetings held by all committees on which such director served. The Board also approved certain actions by unanimous written consent.

Committees established by the Board

The Board of Directors has standing Audit, Compensation, and Governance Committees. Information concerning the function of each Board committee follows.

Audit Committee

The Audit Committee is responsible for overseeing management’s implementation of effective internal accounting and financial controls, supervising matters relating to audit functions, reviewing and setting internal policies and procedures regarding audits, accounting and other financial controls, reviewing the results of our audit performed by the independent public accountants, and evaluating and selecting the independent public accountants. The Audit Committee has adopted an Audit Committee Charter which is posted on the Corporate Governance page under the tab labeled “Board Committees” on our Investor Relations website at https://investors.authid.ai. The Board has designated Michael Koehneman as the “audit committee financial expert” as defined by the SEC. During 2021, the Audit Committee held five meetings.

Compensation Committee

The Compensation Committee determines matters pertaining to the compensation of our named executive officers and administers our stock option and incentive compensation plans. The Compensation Committee has adopted a Compensation Committee Charter which is posted on our which is posted on the Corporate Governance page under the tab labeled “Board Committees” on our Investor Relations website at https://investors.authid.ai. During 2021, the Compensation Committee held three meetings and also approved certain actions by unanimous written consent.

Governance Committee

The Governance Committee is responsible for considering potential Board members, nominating Directors for election to the Board, implementing the Company’s corporate governance policies, recommending compensation for the Board and for all other purposes outlined in the Governance Committee Charter, which is posted on the Corporate Governance page under the tab labeled “Board Committees” on our Investor Relations website at https://investors.authid.ai. During 2021, the Governance Committee held two meetings.

Nomination of Directors

As provided in its charter, the Governance Committee is responsible for identifying individuals qualified to become directors. The Governance Committee seeks to identify director candidates based on input provided by a number of sources including (1) the Governance Committee members, (2) our other directors, (3) our stockholders, (4) our Chief Executive Officer or Chair of the Board, and (5) third parties such as service providers. In evaluating potential candidates for director, the Governance Committee considers the entirety of each candidate’s credentials.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Directors. However, at a minimum, candidates for director must possess:

●	high personal and professional ethics and integrity;

●	the ability to exercise sound judgment;

●	the ability to make independent analytical inquiries;

●	a willingness and ability to devote adequate time and resources to diligently perform Board and committee duties; and

●	the appropriate and relevant business experience and acumen.

While the Governance Committee does not have a formal policy with respect to diversity, it believes that it is important that the Board members represent diverse viewpoints, with a broad array of experiences, professions, skills and backgrounds that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities.

Board Diversity

The Board believes that a diverse membership having a variety of skills, styles, experience and competencies is an important feature of a well-functioning board. Accordingly, the Board believes that diversity of viewpoints, backgrounds and experience (inclusive of gender, age, race and ethnicity) should be a consideration in Board succession planning and recruiting. In recent years, the Governance Committee has taken this priority to heart in its nominations process, and the diversity of the Board has grown significantly. Two of the eight current members of the Board are female one of which also self identifies as an underrepresented minority, as compared to none as recently as a year ago, satisfying The Nasdaq Stock Market, LLC Listing Rules’ (the “NASDAQ Listing Rules”) objective for listed companies to have at least two diverse directors, including one who self-identifies as female and one who self-identifies as either an underrepresented minority or LGBTQ+. The chart below provides certain information regarding the diversity of the Board as of June 27, 2022.

Board Diversity Matrix as of June 27, 2022
Total Number of Directors	8
	Female	Male	Non-Binary
Part I: Gender Identity
Directors	2	6	-
Part II: Demographic Background
African American or Black	-	-	-
Alaskan Native or Native American	-	-	-
Asian	1	-	-
Hispanic or Latinx	-	1	-
Native Hawaiian or Pacific Islander	-	-	-
White	1	6	-
Two or More Races or Ethnicities	-	-	-
LGBTQ+	0	0	0

Board Leadership Structure and Role in Risk Oversight

The Board recognizes that the leadership structure and combination or separation of the CEO and Chairman roles is driven by the needs of the Company at any point in time. As a result, no policy exists requiring combination or separation of leadership roles and our governing documents do not mandate a particular structure. This has allowed the Board the flexibility to establish the most appropriate structure for the Company at any given time.

In June 2021, the Board elected to separate the role of Chief Executive Officer and Chairman of the Board of Directors. Mr. Thimot was appointed as Chief Executive Officer and as a Director of our company on June 14, 2021. Mr. Kumnick, who served as our Chief Executive Officer until June 2021, continues to serve as Chairman of the Board of Directors of the Company and has been a director of the Company since 2020. The Board believes that the separation of the Chairman of the Board and CEO roles currently provides the most efficient and effective leadership model for the Company as it encourages free and open dialogue regarding competing views and provides for strong checks and balances. Specifically, the balance of powers among our CEO and the Chairman of the Board facilitates the active participation of all directors and enables the Board to provide more effective oversight of management. In addition, the Board believes that this separation enables our CEO to focus on the management and operations of our business and the development and implementation of strategic initiatives, while our Chairman of the Board leads the Board in the performance of its responsibilities.

The Board, led by the Audit Committee, is actively involved in overseeing our risk management processes. The Board focuses on our general risk management strategy and ensures that appropriate risk mitigation strategies are implemented by management. Further, operational and strategic presentations by management to the Board at Board meetings include consideration of the challenges and risks of our businesses, and the Board and management actively engage in discussion on these topics. In addition, each of the Board’s committees considers risk within its area of responsibility.

Legal Proceedings

There are currently no legal proceedings, and during the past 10 years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our directors.

Family Relationships

There are no family relationships among our directors and executive officers. There is no arrangement or understanding between or among our executive officers and directors pursuant to which any director or officer was or is to be selected as a director or officer.

Involvement in Certain Legal Proceedings

To our knowledge, during the last ten years, none of our directors and executive officers has:

●	Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

●	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.

●	Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

●	Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

●	Been the subject to, or a party to, any sanction or order, not subsequently reverse, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

To our knowledge, none of our directors and executive officers has at any time been subject to any proceedings:

●	that were initiated by any regulatory, civil or criminal agency

●	in which claims alleging fraud were asserted and seeking damages in excess of $100,000

Code of Ethics

We have adopted a Code of Business Conduct and Ethics Policy (the “Code of Ethics”) that applies to all directors and officers, which is posted on the Corporate Governance page under the tab labeled “Board Committees” on our Investor Relations website at https://investors.authid.ai. The Code of Ethics describes the legal, ethical and regulatory standards that must be followed by the directors and officers of the Company and sets forth high standards of business conduct applicable to each director and officer. As adopted, the Code of Ethics sets forth written standards that are designed to deter wrongdoing and to promote, among other things:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●	compliance with applicable governmental laws, rules and regulations;

●	the prompt internal reporting of violations of the Code of Ethics to the appropriate person or persons identified in the code; and

●	accountability for adherence to the Code of Ethics.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10% of the issued and outstanding shares of our common stock to file reports of initial ownership of common stock and other equity securities and subsequent changes in that ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2021 all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

Compensation of Directors

The following table sets forth the compensation of non-management Directors earned during 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (S)	Option Awards (S)	Other Compensation ($)	Total ($)
Phillip Kumnick (1)(2)	-	-	127,332	-	127,332

Philip Broenniman (1)(3)	-	-	127,332	-	127,332

Michael Gorriz (1)	-	-	360,000	-	360,000

Michael Koehneman (1)	-	-	360,000	-	360,000

Neepa Patel (1)	-	-	270,000	-	270,000

Sanjay Puri (1)	-	-	270,000	-	270,000

Herbert Selzer (1)	-	-	163,360	-	163,360

Theodore Stern (1)	-	-	163,360	-	163,360

Jacqueline White (1)	-	-	360,000	-	360,000

(1)	The non-employee directors and their respective periods of service in 2021 were as follows:

●	Herbert Selzer and Theodore Stern who resigned June 9, 2021.

●	Phillip Kumnick from June 14, 2021 when he resigned as Chief Executive Officer of the Company.

●	Philip Broenniman from June 14, 2021 when he resigned President of the Company.

●	Michael Gorriz, Michael Koehneman and Jacqueline White appointed June 9, 2021

●	Sanjay Puri, appointed June 9, 2021 through December 29, 2021. Two thirds of the options shown as granted in the above table lapsed on termination of his appointment.

●	Neepa Patel appointed November 15, 2021

(2)	The table does not include the following grant awarded to Mr. Kumnick for his services as an Executive Officer. During 2021, the Company recorded stock option expense for Mr. Kumnick of approximately $558,514 for his service as CEO through June 14, 2021. The Company granted Mr. Kumnick stock options to acquire 583,333 shares of common stock that vest upon the achievement of certain market capitalization thresholds or performance conditions. In November 2021 Mr. Kumnick agreed to cancel 300,000 of these stock options in consideration of removing certain service conditions. See “Executive Compensation” below.

(3)	The table does not include the following grant awarded to Mr. Broenniman for his services as an Executive Officer. During 2021, the Company recorded stock option expense for Mr. Broenniman of approximately $595,000 for his service as President through June 14, 2021. The Company granted Mr. Broenniman stock options to acquire 583,333 shares of common stock that vest upon the achievement of certain market capitalization thresholds or performance conditions. In November 2021 Mr. Broenniman agreed to cancel 200,000 of these stock options in consideration of removing certain service conditions.

In May 2021, the Board resolved to adopt a new compensation policy for non-management directors, comprising the following:

●	On appointment as a new director, each director shall receive a grant of options having a Black Scholes value of $270,000, subject to three-year vesting, one-third earned after each Annual Meeting. If the director does not serve for at least three years, then they will lose a proportionate part of the award.

●	After each Annual Meeting, commencing with the first Annual Meeting at which a director is re-elected to the Board, each director would receive a grant of options having a Black Scholes value of $90,000, subject to one year vesting (one twelfth earned each month). If the director does not serve the full year, then they will lose a proportionate part of the award.

During 2021, the Company recorded stock option expense for grants to the non-management directors for approximately $163,360 for each of Herbert Selzer and Theodore Stern, $90,000 for each of Michael Gorriz, Michael Koehneman, Sanjay Puri, and Jacqueline White and $11,250 for Neepa Patel.

Previously, the non-employee Directors earned $72,000 per annum for Board membership, inclusive of all Board meeting and committee meeting attendance fees in the form of a stock grant and they earn an additional annual retainer for service on each committee of $5,000. The Company has recorded the expense associated with Board compensation but has not granted or paid fees since October 2020. Total Board compensation recorded in 2020 was approximately $349,000 of which $47,000 was the retainer for Board Committees and the balance of $302,000 was the retainer for service on the Board. Mr. Stern and Mr. Selzer each earned $15,000, Mr. Kumnick and Mr. Beck each earned $6,250, Mr. Broenniman earned $3,750 and Mr. Solomon $833.

In March 2020, the Company entered into a restricted stock purchase agreement with Phillip Kumnick, providing Mr. Kumnick with the right to acquire 50,000 shares of common stock at par value subject to the Vesting Criteria (as defined in the stock purchase agreement). On Philip Broenniman’s appointment, the Company entered into a restricted stock purchase agreement with him, providing Mr. Broenniman with the right to acquire 50,000 shares of common stock at par value subject to the Vesting Criteria. The Vesting Criteria were met in 2021 and as a result the Company recorded a restricted stock expense of $127,500 each for Mr. Phillip Kumnick and Mr. Philip Broenniman.

On April 18, 2022, Joseph Trelin, as Mr. Garchik’s designee under the Facility Agreement, was appointed as a member of the Board of Directors of the Company. In accordance with the compensation policy for non-management directors, Mr. Trelin was granted an initial equity award comprising an option over 100,897 common shares, having a Black Scholes value on the date of grant of $270,000, subject to annual vesting of one-third of the common shares over three years on the date of each Annual Meeting commencing with the 2023 Annual Meeting.

In May 2022, the Board resolved to adopt a new compensation policy for non-management directors, comprising the following:

●	On appointment as a new director, each director shall receive a grant of options having a Black Scholes value of $270,000, subject to three-year vesting, one-third earned after each Annual Meeting. If the director does not serve for at least three years, then they will lose a proportionate part of the award.

●	After each Annual Meeting, commencing with the first Annual Meeting at which a director is re-elected to the Board, each director would receive a grant of options having a Black Scholes value of $90,000, subject to one year vesting (one twelfth earned each month). If the director does not serve the full year, then they will lose a proportionate part of the award.

●	The non-management directors shall receive the following cash compensation with respect to meetings occurring in or after June 2022:

(a)	For attendance at each Board or Committee meeting of the Company, each director, who is not a committee chair, shall receive the sum of $2,000.

(b)	For attendance at each Board or Committee meeting of the Company, each director, who is a committee chair shall receive the sum of $2,500.

(c)	For attendance at each Board or Committee meeting of the Company, which lasts more than 2 hours, in lieu of the above sums, each director shall receive the sum of $1,000 per hour duration of such meeting.

(d)	When Board and Committee meetings are held on the same day, the meetings shall be treated as a single meeting for the purpose of determining compensation.

(e)	Payment shall be made quarterly in arrear in the month following completion of each fiscal quarter commencing July 2022 for the 2nd quarter.

EXECUTIVE COMPENSATION

Executive Compensation

The below table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to (i) all individuals serving as the Company’s principal executive officers or acting in a similar capacity during the last two completed fiscal years, regardless of compensation level, and (ii) the Company’s two most highly compensated executive officers other than the principal executive officers serving at the end of the last two completed fiscal years (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and	Year	Salary ($)	Bonus ($)	Stock Awards (S)	Option Awards (S)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Phillip Kumnick	2021	65,939	-	127,500	2,201,498	-	-	2,394,937
Chairman of the Board, Former CEO and President (1)	2020	85,813	-	-	287,481	-	-	373,394

Thomas Thimot	2021	168,542	-	-	5,272,000	75,000	-	5,515,542
CEO (2)	2020	-	-	-	-	-	-	-

Philip Beck	2021	-	-	-	-	-	-	-
Former Chairman of the Board and Chief Executive Officer (3)	2020	138,889	-	-	-	-	308,104	446,993

Cecil Smith III	2021	140,073	50,000	-	2,636,000	75,000	-	2,901,073
President and CTO(4)	2020	-	-	-	-	-	-	-

Thomas Szoke	2021	252,083	-	-	138,000	206,250	305,000	901,333
Chief Solutions Architect and Former Director (5)	2020	275,000	-	-	-	-	-	275,000

Stuart Stoller	2021	237,500	-	500,000	414,000	393,750	-	1,545,250
CFO (6)	2020	237,500	-	-	127,500	-	-	365,000

(1)	Mr. Kumnick was hired as Chief Executive Officer on May 22, 2020 and as part of his compensation package was granted 1,111,111 stock options (“2020 Stock Options”) of which 20% vest at grant date and the balance vest subject to performance conditions. As of December 31, 2021, all of Mr. Kumnick’s 2020 Stock Options were vested and exercisable as the performance obligations were met in 2021 for the 2020 Stock Options. In December 2019, Mr. Kumnick was granted 100,000 stock options (66,667 vested) in connection with his appointment to the Board of Directors. In May 2021, Mr. Kumnick was granted an additional 583,333 stock options (“2021 Stock Options”) of which 9,018 were vested and vesting of the remainder of which is subject to performance conditions. In November 2021, Mr. Kumnick agreed to cancel 300,000 of the 2021 Stock Options. None of such 300,000 2021 Stock Options were vested and included in the Executive Compensation table is the grant date fair value of the remaining 2021 stock options net of the amount canceled. Additionally, in March 2020, Mr. Kumnick was granted 50,000 shares of restricted stock that vested in 2021 upon attainment of the performance conditions. The stock option and restricted stock aggregate grant date fair value in 2020 were approximately $1,268,000 and $127,500 respectively. The restricted stock award of $127,500 was earned and reported in 2021 as the performance conditions were met. Mr. Kumnick has not exercised or realized a gain on any of these options or realized a gain on the remaining stock award shares as of the date of this report. The amount reported in the executive compensation has been updated in 2020 to reflect the 2021 presentation. Furthermore, the bonus entitlement of $64,980 agreed to in 2020 lapsed upon Mr. Kumnick’s resignation as Chief Executive Officer in June 2021.

(2)	Mr. Thomas Thimot was hired as Chief Executive Officer on June 14, 2021. Mr. Thimot and the Company entered into an Offer Letter pursuant to which Mr. Thimot will earn an annual salary of $325,000 with a bonus target at 50% of the base salary (pro-rated for 2021) upon terms to be agreed with the Compensation Committee for 2021, which was finally determined to be $75,000 and on the understanding that the 2022 target will include a requirement of the Company achieving three times the annual revenue of 2021. The Compensation Committee approved a bonus of $75,000 for 2021 on January 25, 2022. Additionally, Mr. Thimot was granted an option to acquire 1,200,000 shares of common stock at an exercise price of $7.80 per share for a term of ten years of which half of the options vest monthly over four years and the balance is subject to certain performance vesting requirements. The aggregate grant date fair value of Mr. Thimot’s stock options was $5,272,000. Mr. Thimot has not exercised or realized a gain on his vested stock options as of the date of the submission of this report

(3)	Mr. Beck was hired on January 31, 2017 and as part of his compensation package was granted 500,000 stock options which vested 1/3 immediately effective January 31, 2017 with the balance over two years and 500,000 shares of restricted stock which shares vest upon attainment of certain performance thresholds.

On May 22, 2020, the Company and Mr. Beck entered into a separation letter agreement, which provided for payment to Mr. Beck of one year’s severance in the amount of $350,000 plus the cost of medical benefits, payable in accordance with the terms of Mr. Beck’s Retention Agreement. During 2020, the Company paid Mr. Beck $287,500 plus his monthly medical insurance premiums. The remaining $87,500 was paid in February 2021. On October 30, 2020, pursuant to the terms of Mr. Beck’s Restricted Stock Agreement, as amended by the Separation Agreement, the Company repurchased for $1.00 the 500,000 shares of restricted stock.

(4)	Mr. Smith was hired as President and CTO on June 14, 2021. Mr. Smith and the Company entered an into an Offer Letter pursuant to which Mr. Smith will earn an annual salary of $275,000 with a bonus target at 50% of the base salary (pro-rated for 2021) upon terms to be agreed with the Compensation Committee for 2021, which was finally determined to be $75,000. The Compensation Committee approved a bonus of $75,000 for 2021 on January 25, 2022. In addition, Mr. Smith received a bonus of $50,000 after 90 days of service. Additionally. Mr. Smith was granted an option to acquire 600,000 shares of common stock at an exercise price of $7.80 per share for a term of ten years of which half of the options vest monthly over four years and the balance is subject to certain performance vesting requirements. The aggregate grant date fair value of Mr. Smith’s stock options was $2,636,000. Mr. Smith has not exercised or realized a gain on his vested stock options as of the date of the submission of this report

(5)	Mr. Szoke was the Chief Solutions Architect and Former Director of the Company. Pursuant to Mr. Szoke’s Executive Retention Agreement, he would earn additional compensation if certain performance targets were met. The targets for Mr. Szoke were not met in 2020 The targets were met in 2021 upon the Company’s up-listing to Nasdaq and Mr. Szoke was paid an additional payment of approximately $206,000. Mr. Szoke retired in November 2021 and received an agreement to receive $305,000 over the ensuing year in lieu of his executive retention agreement. Additionally, the Company accelerated the vesting of the stock options granted in 2021. Mr. Szoke has not exercised or realized a gain on any of his vested stock options as of the date of the submission of this report.

(6)	Mr. Stoller was hired on January 31, 2017 and as part of his compensation package was granted 166,667 stock options which vest over three years and 166,667 shares of restricted stock which shares vest upon attainment of certain performance criteria. In October 2020 and May 2021, Mr. Stoller was granted 83,333 and 100,000 stock options which each vest over three years. The aggregate grant date fair value of the 2021 and 2020 stock options were $414,000 and $127,500. As of December 31, 2021, 194,445 of the stock options granted were vested and exercisable and the restricted stock (166,667 common shares) vested in 2021 as a result of satisfaction of the performance conditions. Mr. Stoller sold 95,000 shares of common stock in 2021 to pay the estimated income tax obligations resulting from the vesting of the restricted stock. Mr. Stoller has not exercised or realized a gain on the remaining stock award shares or vested stock options as of the date of the submission of this report. Pursuant to Mr. Stoller’s Executive Retention Agreement, he would earn additional compensation if certain performance targets were met. The targets for Mr. Stoller were not met in 2020. The targets were met in 2021 upon the Company’s up-listing to Nasdaq and Mr. Stoller was paid an additional payment of approximately $356,000. Additionally, Mr. Stoller received a discretionary bonus of $37,500 for 2021. which was paid in 2022. Mr. Stoller retired on June 17, 2022.

Messrs. Thimot and Smith and Ms. Pham each are party to an Executive Retention Agreement to encourage the Executive to continue to devote the Executive’s full attention and dedication to the success of the Company, and to provide specification compensation and benefits to the Executive in the event of a Termination Upon Change of Control or certain other terminations pursuant to the terms of this Agreement. These agreements include payment of salary and other benefits for one year in addition to acceleration and vesting of certain stock compensation plans.

The Company currently has no retirement, pension, or profit-sharing plan covering its officers and directors, other than a 401K Plan in which officers may participate upon the same terms as other employees of the Company. The Company provides medical benefits on a cost sharing basis and has a dental plan which is fully paid by the employees cost. (See “Executive Agreements” below.)

Grant of Plan-Based Awards

During the calendar year ended December 31, 2021, the following grants were made to named executive officers:

●	The Company granted Mr. Thimot and Mr. Smith stock options to acquire 1,200,000 and 600,000 shares of common stock respectively upon their employment of which half of the options vest monthly over four years and the balance vest upon the achievement of certain market capitalization thresholds or performance conditions.

●

The Company granted Mr. Kumnick stock options to acquire 583,333 shares of common stock that vest upon the achievement of certain market capitalization thresholds or performance conditions. In November 2021 Mr. Kumnick agreed to cancel 300,000 of these stock options in consideration of removing certain service conditions.

●	In May 2021, Mr. Stoller was granted 100,000 stock options which vest over three years. The Board resolved to vest these options on Mr. Stoller’s retirement in June 2022

During the calendar year ended December 31, 2020, the following grants were made to the named executive officers.

●	Mr. Kumnick in connection with his employment agreement was granted 1,111,111 stock options of which 20% were vested at grant date and the balance vest subject to performance conditions. Mr. Kumnick was also granted 50,000 shares of restricted stock which shares vest upon attainment of certain performance thresholds.

●	In October 2020, Mr. Stoller was granted 83,333 stock options which vest over three years. The Board resolved to vest these options on Mr. Stoller’s retirement in June 2022

As previously described, in connection with their respective employment arrangements, Philip Beck and Stuart Stoller were awarded 500,000 and 166,667 common stock options in 2017. Additionally, Philip Beck and Stuart Stoller received 500,000 and 166,667 restricted common shares in 2017. On October 30, 2020, pursuant to the terms of Mr. Beck’s Restricted Stock Agreement, as amended by the Separation Agreement, the Company repurchased for $1.00 the 500,000 shares of Unvested Restricted Stock

There were no other grants of plan-based awards or common stock options, to named executive officers during the years ended December 31, 2021 and 2020.

 Outstanding Equity Awards to Executive Officers

The following table sets forth information with respect to outstanding equity awards held by our named executive officers as of December 31, 2021.

	Option Awards
Executive Officer (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)

Phillip Kumnick	1,111,111	-	-	$2.10	5/22/2025
Phillip Kumnick	66,667	33,333	-	$1.65	12/10/2029
Phillip Kumnick (1)	-	-	283,333	$7.20	5/5/2031
Phillip Kumnick	9,018	-	-	$7.20	5/5/2031
	-	10,238	-	$15.16	12/28/2031

Thomas Thimot (1)	75,000	525,000	600,000	$7.80	6/14/2021

Tripp Smith (1)	37,500	262,500	300,000	$7.80	6/14/2021

Philip Beck	99,996	-	-	$1.50	8/12/2026
Philip Beck	500,000	-	-	$3.00	1/31/2027
Philip Beck	9,018	-	-	$7.20	5/5/2031

Stuart Stoller	166,667	-	-	$3.00	1/31/2027
Stuart Stoller	27,778	55,556	-	$2.78	10/6/2030
Stuart Stoller	-	100,000	-	$7.20	5/5/2031

Thomas Szoke	333,333	-	-	$13.50	9/25/2025
	33,333	-	-	$7.20	5/5/2031

(1)	The performance conditions for the following stock options for Phillip Kumnick 283,333 shares, Thomas Thimot 600,000 shares, and Tripp Smith 300,000 shares, were not met as of December 31, 2021.

There were no outstanding unvested stock awards for the named executive officers as of December 31, 2021.

Option Exercises and Stock Vested Table

The following table sets forth information with respect to exercise of options and vesting of stock awards held by our named executive officers during the year ended December 31, 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Phillip Kumnick (1)	-	-	50,000	785,500

Philip Beck (2)	433,335	3,588,995	-	-

Stuart Stoller (1)	-	-	166,667	2,618,339

(1)	The performance conditions of the restricted stock awards for Phillip Kumnick and Stuart Stoller were met in the year ended December 31, 2021.

(2)	The stock options exercised by Philip Beck were common stock options awarded for consulting services rendered prior to his employment (566,667 stock options) which became exercisable on January 31, 2017 upon his appointment as the Chief Executive Officer of the Company. The consulting services were provided by Parity Labs, LLC, a company principally owned by Mr. Beck and his family.

Executive Employment Agreements

Thomas Thimot and Cecil Smith, became employed by the Company as Chief Executive Officer and President and Chief Technology Officer effective June 14, 2021. Mr. Thimot and the Company entered into an Offer Letter pursuant to which Mr. Thimot will earn an annual salary of $325,000 with a bonus target at 50% of the base salary (pro-rated for 2021) upon terms to be agreed with the Compensation Committee for 2021 and on the understanding that the 2022 target will include a requirement of the Company achieving three times the annual revenue of 2021. Additionally, Mr. Thimot was granted an option to acquire 1,200,000 shares of common stock at an exercise price of $7.80 per share for a term of ten years of which half of the options vest monthly over four years and the balance is subject  to certain performance vesting requirements.

On June 14, 2021, Mr. Smith and the Company entered an into an Offer Letter pursuant to which Mr. Smith will earn an annual salary of $275,000 with a bonus target at 50% of the base salary (pro-rated for 2021) upon terms to be agreed with the Compensation Committee for 2021. In addition, Mr. Smith will receive a bonus of $50,000 after 90 days of service. Additionally. Mr. Smith was granted an option to acquire 600,000 shares of common stock at an exercise price of $7.80 per share for a term of ten years of which half of the options vest monthly over four years and the balance is subject to certain performance vesting requirements.

In June 2021, Mr. Kumnick and Broenniman resigned from their positions as Chief Executive Officer and President upon Mr. Thimot and Mr. Smith joining the Company. The terms of their employment arrangement are below.

On May 22, 2020, Phillip L. Kumnick, Deputy Chairman of the Company, was appointed as Chief Executive Officer of the Company. Philip R. Broenniman, a director of the Company, was appointed as Chief Operating Officer and President of the Company.  Effective May 22, 2020, Mr. Kumnick and Mr. Broenniman each entered into Offer Letters with the Company providing that each of the executives will devote their full time and attention to the business of the Company on an “at will” basis.

Pursuant to the Offer Letter entered with Mr. Kumnick, Mr. Kumnick base salary since his engagement was $125,000 per annum and was increased to $187,500 per annum as of November 1, 2020. Subject to the Company achieving a revenue target of not less than $8,000,000 in a fiscal year (the “Revenue Target”), the base salary is to be increased to $250,000 per annum and to be again further reviewed by the Compensation Committee based on prevailing market conditions. Further, upon achieving the Revenue Target or a portion thereof or in the event of a change of control or involuntary termination, Mr. Kumnick will receive a bonus of up to $64,980 (which was subsequently canceled). Mr. Kumnick is also eligible to receive the usual benefits available to the executives of the Company.

Pursuant to the Offer Letter entered with Mr. Broenniman, Mr. Broenniman base salary since his engagement was $87,500 per annum and was increased to $131,250 per annum as of November 1, 2020. Subject to the Company achieving the Revenue Targets, the base salary is to be increased to $175,000 per annum and to be again further reviewed by the Compensation Committee based on prevailing market conditions. Further, upon achieving the Revenue Target or a portion thereof or in the event of a change of control or involuntary termination, Mr. Broenniman will receive a bonus of up to $45,833 (which was subsequently canceled). Mr. Broenniman is also eligible to receive the usual benefits available to the executives of the Company.

In May 2020, Mr. Kumnick was granted options to acquire 1,111,111 shares of common stock and Mr. Broenniman was granted options to acquire 555,555 shares of common stock. 20% of the options were vested at grant and the balance vest subject to performance conditions. All performance conditions were met in 2021.

On January 31, 2017, Mr. Beck and the Company entered an Executive Retention Agreement pursuant to which Mr. Beck agreed to serve as Chief Executive Officer and President in consideration of an annual salary of $350,000 of which $50,000 shall be deferred until the Company raises in the aggregate $15 million in debt and/or equity capital. The Company has agreed to provide a bonus of 75% of the base salary upon the Company timely filing its annual report on Form 10-K for the year ended December 31, 2017 and the Company raising gross proceeds of $15 million in debt and/or equity capital (“Milestone 1”) and a bonus of 150% of the base salary upon the Company achieving (i) any merger or sale of the Company or its assets, (ii) the Company achieving adjusted EBITDA of $10 million in a fiscal year, (iii) the Company achieving a listing on a national exchange and then or subsequently raising gross proceeds in the amount of $10 million or achieving a valuation of $125 million or (iv) the Company achieving $20 million of revenue on a trailing 12 months basis (“Milestone 2”). Mr. Beck met Milestone 1 in 2018.

The Company also granted Mr. Beck a Stock Option to acquire 500,000 shares of common stock of the Company at an exercise price of $0.10 per share for a period of ten years and the Company agreed to a Restricted Stock Purchase Agreement with Mr. Beck pursuant to which Mr. Beck purchased 500,000 shares of common stock at a per share price of $0.0001, which shares of common stock vest upon achieving Milestone 2. The Stock Options vest with respect to (i) one-third of the shares of common stock as of January 31, 2017 and (ii) in 24 equal monthly tranches commencing on the grant date.

On May 22, 2020, the Company and Mr. Beck entered into a separation letter agreement, which provided for payment to Mr. Beck of one year’s severance in the amount of $350,000 as well as certain employee benefits, payable in accordance with the terms of Mr. Beck’s Retention Agreement. During 2020, the Company paid $287,500 plus his monthly medical insurance premiums. The remaining $87,500 was paid in February 2021. On October 30, 2020, Philip Beck resigned as a director of the Company and the Company repurchased Mr. Beck’s restricted stock for $1.00 under the provisions of his Restricted Stock Agreement.

The Company entered an Executive Retention Agreement with pursuant to which Stuart Stoller agreed to serve as Chief Financial Officer in consideration of an annual salary of $225,000. The Company has agreed to provide two different bonus levels upon the achievement of certain performance, financial and other milestones. The Company also granted Mr. Stoller a stock option to acquire 166,667 shares of common stock at an exercise price of $0.10 per share for a period of ten years. Further, Company has agreed to a Restricted Stock Purchase Agreement in which Mr. Stoller purchased an additional 166,667 shares at a per share price of $0.0001, which shares of common stock vest upon meeting certain performance, financial and other milestones. The Stock Options vest with respect to (i) one third of common stock upon the anniversary of the grant date and (ii) in 24 equal installments commencing on the one year anniversary of the grant. Mr. Stoller retired on June 17, 2022. The Board resolved to vest the unvested portion of Mr. Stoller’s option grants upon his retirement.

On March 18, 2022 Cecil Smith was awarded an option for 150,000 common shares at an exercise price of $2.83 per share which vest subject to continued service on the first anniversary of the date of grant.

On April 25, 2022, Ms. Pham and the Company entered an Offer Letter pursuant to which Ms. Pham agreed to serve as Chief Financial Officer in consideration of an annual salary of $275,000. The Company agreed to provide a bonus of 40% of the base salary (pro rated for 2022) based on achievement of performance milestones, calculated and payable in accordance with the corporate milestones approved by the Board for the year 2022. For subsequent fiscal years the bonus shall be subject to performance targets to be mutually agreed with the Compensation Committee of the Board. In addition, Ms. Pham will receive a signing bonus in the amount of $25,000, which is fully refundable to the Company if Ms. Pham leaves her employment voluntarily or is terminated for cause prior to the first anniversary of the commencement of employment. The employment of Ms. Pham will be at will and may be terminated at any time, with or without formal cause. The Company also entered an Executive Retention Agreement with Ms. Pham, pursuant to which the Company agreed to provide specified severance and bonus amounts and to accelerate the vesting on her equity awards upon termination upon a change of control or an involuntary termination, as each term is defined in the agreements.  In the event of a termination upon a change of control or an involuntary termination, Ms. Pham is entitled to receive an amount equal to 100% of her base salary and the target bonus then in effect for the executive officer for the year in which such termination occurs. At the election of the executive officer, the Company will also continue to provide health related employee insurance coverage for up to twelve months, at the Company’s expense. Upon commencing employment, Ms. Pham was granted an option to acquire 350,000 shares of common stock with an exercise price of $2.41 and an exercise period of ten years subject to certain performance vesting requirements.

Certain Relationships and Related Transactions and Director Independence

The Company is listed on the Nasdaq Capital Market and therefore the Company is complying with the Nasdaq Listing standards applicable to director independence. Pursuant to Rule 4200 of The Nasdaq Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Nasdaq rules require companies to maintain a Board a majority of the members of which are independent directors. Additionally, compensation committee members must not have a relationship with the Company that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

The Company’s board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review the board has determined that there are five (5) independent directors, including all the members of the Audit, Compensation and Governance Committees.

Sale of Common Stock

On March 18 and March 21, 2022, the Company entered into Subscription Agreements (the “Subscription Agreements”) with an accredited investor and certain members of authID’s management team (the “PIPE Investors”), and, pursuant to the Subscription Agreements, sold to the PIPE Investors a total of 1,063,514 shares of our common stock at prices of $3.03 per share for an outside investor and $3.70 per share for the management investors (the “PIPE”). Two executive officers and one member of the Board of Directors participated in the PIPE and purchased approximately 54,000 shares.

On August 26, 2021, the Company completed the Offering of 1,642,856 shares of its common stock at a public offering price of $7.00 per share, including 214,285 shares sold upon full exercise of the underwriter’s option to purchase additional shares, for gross proceeds of approximately $11.5 million. Two executive officers and three members of the Board of Directors participated in the offering and purchased approximately 1,314,000 shares.

On June 30, 2020, Company entered into and consummated a private transaction pursuant to which a portion of the Company’s warrants exercisable at per share price of $3.00 (the “$3.00 Warrants”) were exercised for cash at an exercise price of $2.10 per share. In addition, the holders that exercised the $3.00 Warrants received a warrant exercisable for two years to acquire one share of common stock at an exercise price of $3.00 per share (the $4.50 Warrants”) for every four $3.00 Warrants exercised. Mr. Theodore Stern, a director of the Company, participated in the private transaction resulting in the issuance of 33,333 shares of common stock and 8,333 $0.15 Warrants in consideration of $70,000; and Varana Capital Focused, LP (“VCFLP”), participated in the private transaction resulting in the issuance of 123,889 shares of common stock and 30,972 $4.50 Warrants, in consideration of $260,167. Mr. Philip Broenniman, a director, the President and COO of the Company is the investment manager of VCFLP.

On June 30, 2020, Company entered into and consummated a private transaction pursuant to which a portion of the Company’s warrants exercisable at per share price of $1.80 (the “$1.80 Warrants”) were exercised. In addition, the holders that exercised the $1.80 Warrants also received a $4.50 Warrant for every two $1.80 Warrants exercised. Vista Associates, L.P., (“Vista”) of which, Mr. Herbert Selzer a director of the Company, is the General Partner, participated in the private transaction resulting in the issuance of 29,333 shares of common stock and 440,000 $4.50 Warrants, in consideration of $52,800.

On June 30, 2020, the Company also entered into a Subscription Agreement with VCFLP pursuant to which VCFLP purchased 23,810 shares of common stock in consideration of $50,000.

Convertible Notes Payable

On March 21, 2022, the Company entered into a Securities Purchase Agreement (“SPA”) with certain accredited investors, including certain directors of the Company or their affiliates (the “Note Investors”), and, pursuant to the SPA, sold to the Note Investors Senior Secured Convertible Notes (the “Convertible Notes”) with an aggregate initial principal amount of approximately $9.2 million and a conversion price of $3.70 per share. The Convertible Notes were sold with an aggregate cash origination fee of approximately $200,000, and we issued a total of approximately 28,500 shares of our common stock to the Note Investors as an additional origination fee. The Convertible Notes will accrue interest at the rate of 9.75% per annum, which will be payable in cash or, for some or all of the first five interest payments, in shares of our common stock at the Company’s option, on the last day of each calendar quarter before the maturity date and on the maturity date. The maturity date of the Convertible Notes is March 31, 2025. One executive officer and two members of the Board of Directors (including an affiliate) invested approximately $1,250,000 in the Convertible Notes and received approximately 3,900 shares by way of the origination fee.

In 2021, the Company received conversion notices from Stern Trust of which Theodore Stern, (a former member of the Board of Directors until June 9, 2021) is the Trustee, converting the principal amount, repayment premium and interest in the amount of approximately $3.5 million payable under the Restated Stern Note into approximately 561,000 shares of common stock. Additionally, Theodore Stern and Herbert Selzer (also a former member of the Board of Directors until June 9, 2021) provided conversion notices for their respective 2020 Notes converting the principal, repayment premium and interest in the amount of approximately $256,000 into approximately 41,000 shares of common stock. The Stern Trust is owed approximately $0.7 million in interest under the Restated Stern Note, which has not been converted and remains outstanding, following The Stern Trust’s agreement to extend the maturity date to December 31, 2022.

Director & Executive Compensation

On June 14, 2021, Phillip L. Kumnick resigned as Chief Executive Officer of authID Inc., and Thomas L. Thimot was appointed Chief Executive Officer in his place. Further, Philip R. Broenniman resigned as President and Chief Operating Officer and Cecil N. Smith III (Tripp) was appointed President and Chief Technology Officer. In May 2021 the Company granted to each of Mr. Kumnick and Mr. Broenniman options (the “May 2021 Options”) to acquire a total of 1,166,667 shares of common stock at an exercise price of $7.20 per share for a term of ten years that vest upon the achievement of certain market capitalization thresholds, or performance conditions. In November 2021 Mr. Kumnick and Mr. Broenniman agreed to cancel 300,000 and 200,000, respectively, of these stock options in consideration of removing certain service conditions.

Mr. Thomas Thimot and Mr. Cecil Smith, became employed by the Company as Chief Executive Officer and President and Chief Technology Officer effective June 14, 2021. Mr. Thimot and the Company entered into an Offer Letter pursuant to which Mr. Thimot will earn an annual salary of $325,000 with a bonus target at 50% of the base salary (pro-rated for 2021) upon terms to be agreed with the Compensation Committee for 2021 and on the understanding that the 2022 target will include a requirement of the Company achieving three times the annual revenue of 2021. Additionally, Mr. Thimot was granted an option to acquire 1,200,000 shares of common stock at an exercise price of $7.80 per share for a term of ten years of which half of the options vest monthly over four years and the balance is subject  to certain performance vesting requirements.

On June 14, 2021, Mr. Smith and the Company entered an into an Offer Letter pursuant to which Mr. Smith will earn an annual salary of $275,000 with a bonus target at 50% of the base salary (pro-rated for 2021) upon terms to be agreed with the Compensation Committee for 2021. In addition, Mr. Smith will receive a bonus of $50,000 after 90 days of service. Additionally. Mr. Smith was granted an option to acquire 600,000 shares of common stock at an exercise price of $7.80 per share for a term of ten years of which half of the options vest monthly over four years and the balance is subject to certain performance vesting requirements.

On June 9, 2021 Theodore Stern, Herbert Selzer and Thomas Szoke resigned as directors of the Company. The size of the Board of directors was increased to seven and Dr. Michael A. Gorriz, Michael L. Koehneman, Sanjay Puri, Mr. Thimot and Jacqueline L. White were appointed as additional directors of the Company.

The Company granted each of the four new Directors appointed June 2021 stock options to acquire 62,500 shares of common stock or a total of 250,000 at an exercise price of $7.80 per share for a term of ten years that vest one third per year after each Annual Meeting. The Company granted the previously serving non-employee Directors stock options to acquire 93,470 common shares that are vested as the services were previously rendered. The stock options were granted in lieu of other forms of Board of Director Compensation. The Company also granted Mr. Selzer and Mr. Stern 22,388 stock options to acquire common shares for service in 2021 prior to their resignation as Directors. Upon their resignation as directors in June 2021, 13,992 stock options were vested and the balance was cancelled.

Additionally, the Company appointed another Director in November 2021 and granted stock options to acquire 29,173 shares of common stock that vest one third a year after each Annual Meeting beginning in 2022. One of the Directors appointed in June did not stand for reelection to the Board of Directors in December 2021 and forfeited 41,667 stock options. In December 2021, the Company granted additional options to acquire 10,238 shares of common stock each to five of the non-employee Directors, by way of annual compensation under the Company’s compensation policy for non-employee directors, which vest monthly over a one-year-period.

On March 21, 2022, the Company entered into a Facility Agreement with Stephen J. Garchik, who is both a current shareholder of the Company and holds Senior Secured Convertible Notes (“Garchik”), pursuant to which Garchik agreed to provide to the Company a $10.0 million unsecured standby line of credit facility that will rank behind the Senior Secured Convertible Notes and may be drawn down in several tranches, subject to certain conditions described in the Facility Agreement (the “Credit Facility”). Upon request by Garchik and until the full amount due under the Credit Facility is repaid in full, the Company will provide for the nomination of one designee specified in writing by Garchik for appointment to our board of directors and for subsequent election to our board of directors and to recommend such nominee for election to our board of directors. The Company will be entitled to reject any nominee upon reasonable grounds, or the nominee may not be elected by the stockholders, in which case Garchik may nominate another person to be a director. On April 18, 2022, Joseph Trelin, as Garchik’s designee under the Credit Facility, was appointed as a member of the Board of Directors of the Company. On April 18, 2022, Mr. Trelin entered into a letter agreement with the Company pursuant to which he was appointed as a director of the Company in consideration of (i) an initial equity award having a Black Scholes value on the date of grant of $270,000, subject to annual vesting of one-third of the common shares over three years on the date of each Annual Meeting commencing with the 2022 Annual Meeting and (b) commencing following the Company’s 2023 Annual Meeting, assuming Mr. Trelin is re-elected to office, an annual equity award having a Black Scholes value on the date of grant of $90,000, subject to vesting over twelve months.

On April 25, 2022, Ms. Pham and the Company entered an Offer Letter pursuant to which Ms. Pham agreed to serve as Chief Financial Officer with effect from June 20, 2022 in consideration of an annual salary of $275,000. The Company agreed to provide a bonus of 40% of the base salary (pro rated for 2022) based on achievement of performance milestones, calculated and payable in accordance with the corporate milestones approved by the Board for the year 2022. For subsequent fiscal years the bonus shall be subject to performance targets to be mutually agreed with the Compensation Committee of the Board. In addition, Ms. Pham will receive a signing bonus in the amount of $25,000, which is fully refundable to the Company if Ms. Pham leaves her employment voluntarily or is terminated for cause prior to the first anniversary of the commencement of employment. The employment of Ms. Pham will be at will and may be terminated at any time, with or without formal cause. The Company also entered an Executive Retention Agreement with Ms. Pham, pursuant to which the Company agreed to provide specified severance and bonus amounts and to accelerate the vesting on her equity awards upon termination upon a change of control or an involuntary termination, as each term is defined in the agreements.  In the event of a termination upon a change of control or an involuntary termination, Ms. Pham is entitled to receive an amount equal to 100% of her base salary and the target bonus then in effect for the executive officer for the year in which such termination occurs. At the election of the executive officer, the Company will also continue to provide health related employee insurance coverage for up to twelve months, at the Company’s expense. Upon commencing employment, Ms. Pham was granted an option to acquire 350,000 shares of common stock with an exercise price of $2.41 and an exercise period of ten years subject to certain performance vesting requirements.

On June 8, 2022 the Company entered into a Consulting Agreement with Mr. Stoller to provide certain services at the request of the Company following his retirement as Chief Financial Officer based on an hourly rate of charge.

On August 10, 2016, the Company entered into a Letter Agreement (the “Amendment”) with Parity Labs, LLC (“Parity”), a company principally owned by Mr. Beck (former director and CEO) and his family, to amend the compensation section of that certain Advisory Agreement previously entered into between the Company and Parity on November 16, 2015 for the provision of strategic advisory services, to provide for the issuance to Parity of a common stock option (the “Parity Option”) to acquire 666,667 shares of common stock of the Company exercisable at $1.50 per share for a period of ten years. The Parity Option vested in entirety upon Mr. Beck becoming the Chief Executive Officer of the Company. on January 31, 2017. The Company’s headquarters were located in Long Beach, New York until July 31, 2022 where the Company leased offices on a month-to-month basis. The facilities are managed by Bridgeworks LLC, (“Bridgeworks”) a company providing office facilities to emerging companies, principally owned by Mr. Beck and his family. The arrangement with Bridgeworks LLC allowed the Company to use offices and conference rooms for a fixed, monthly fee. Since 2014, Mr. Beck has served as managing member of Parity, and since 2016, as Chairman, a Member and co-founder of Bridgeworks. During 2021 and 2020, the Company paid Bridgeworks $30,000 and $52,500, respectively in each year for the use of the facilities.

In February 2020, Mr. Beck, Mr. Selzer and Mr. Stern purchased $50,000, $100,000 and $50,000 respectively of 2020 Notes. In addition, Mr. Stern is a trustee of the Stern Trust whose Stern Note was amended and restated as part of the 2020 Notes Offering. A comprehensive disclosure of the 2020 Notes can be found in Note 7 to the Consolidated Financial Statements for the Year Ended December 31, 2021.

In March 2020, the Company granted 50,000 shares of Restricted Common Stock to each of Phillip Kumnick and Philip Broenniman, new members of our Board of Directors, in connection with their compensation for service as Board Members. The restricted stock vests upon the achievement of certain performance criteria. The performance criteria were met in 2021.

Mr. Phillip Kumnick and Mr. Philip Broenniman, two of the Company’s Director’s became employed by the Company as Chief Executive Officer and President and Chief Operating Officer effective May 22, 2020. Mr. Kumnick earned an initial base salary of $125,000 per annum which was increased to $187,500 per annum as of November 1, 2020 and is subject to review after one year. Mr. Kumnick was granted options to acquire 1,111,111 shares of common stock of which 20% vest at grant and the balance vest subject to performance conditions. Mr. Broenniman earned an initial base salary of $87,500 per annum which was increased to $131,250 as of November 1, 2020 and is subject to review after one year. Mr. Broenniman was granted options to acquire 555,555 shares of common stock of which 20% vest at grant and the balance vest subject to performance conditions.

In 2021, the Company and Progress Partners Inc. (“Progress”) modified their Business Advisory Agreement dated May 6, 2020 (“Progress Agreement”).  The amended Progress Agreement provides for Progress to undertake continuing business development activities for the Company, for which the Company paid Progress $350,000.   Additionally, the Company paid Progress, another $115,000 for additional consulting services. Mr. Puri, a former Director of the Company from June 9, to December 29, 2021 is an employee and Managing Director of Progress but is not a principal shareholder nor an executive officer of Progress.

ACTIONS TO BE TAKEN AT THE MEETING

PROPOSAL NO. 1

PROPOSAL FOR ELECTION OF EIGHT DIRECTORS

At this year’s Annual Meeting, the Board of Directors proposes that the nominees listed below be elected to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. All of the nominees are currently serving as directors. All nominees have consented to being named in this Proxy Statement and to serve if elected.

Assuming a quorum is present, the eight nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Unless marked otherwise, proxies received will be voted “FOR” the election of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Information With Respect to Director Nominees

Listed below are the nominees for election to our Board with information showing the principal occupation or employment of the nominees for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominees’ business experience during the past five years. Such information has been furnished to the Company by the director nominees.

Name	Age	Position
Thomas L. Thimot	56	Director and Chief Executive Officer
Phillip L. Kumnick	56	Chairman of the Board of Directors
Philip R. Broenniman	57	Director
Michael A. Gorriz (2)(3)	62	Director
Michael L. Koehneman* (1)(2)	62	Director
Neepa Patel*(1)(2)	38	Director
Joseph Trelin	62	Director
Jacqueline L. White* (1)(3)	58	Director

*	denotes Committee Chair

(1)	Audit Committee

(2)	Governance Committee

(3)	Compensation Committee

Thomas L. Thimot

Mr. Thimot was appointed as Chief Executive Officer and as a Director of our company on June 14, 2021. From 2018 through November 2020, Mr. Thimot served as Chief Executive Officer and Director of Socure, Inc., a leading provider of identity verification and fraud risk solutions. Prior to joining Socure, from September 2015 to October, 2018, Mr. Thimot served as CEO and Director of Clarity Insights a privately held provider of data science consulting acquired by Accenture plc. where he was responsible for all operational aspects of the business. Prior to Clarity Insights, Mr. Thimot served as the Vice President of Cognizant Technology Solutions (Nasdaq: CTSH), a consulting firm and emerging business accelerator where he was responsible for all emerging services related to social, mobile, data analytics and cloud. Prior to 2015, Mr. Thimot held various roles and founded various businesses including his own consulting business, CaseCentral (an eDiscovery cloud-based software service now part of Oracle), Kazeon (a data and analytics software provider now part of Dell), GoRemote, Netegrity and Enigma. Mr. Thimot started his career with Oracle, Price Waterhouse and Accenture and received his BS Mechanical Engineering from Marquette University.

Mr. Thimot’s business management experience, his knowledge of the identity management industry, and his experience in developing strategy and strategic alliances led to the conclusion that he should serve on the Board of Directors, given the Company’s business and structure.

Phillip L. Kumnick

Mr. Kumnick was appointed a director of the Company in December 2019 and served as the Chief Executive Officer from May 2020-June 2021. On October 30, 2020 he also became the Chairman of the Board of Directors of the Company. From 2010 to 2018, Mr. Kumnick was Senior Vice President Global Acquirer Processing at Visa, Inc., and was the executive in charge of leading and growing Visa’s acquirer and merchant processing services and omni-channel solutions on a global basis. Mr. Kumnick was also a key contributor to the design of the Secure Remote Commerce (SRC) standard now being rolled out by the card brands, which aims to provide a simple and secure card payment experience. SRC uses tokenization to protect consumers’ sensitive data and intelligent identity authentication to help distinguish legitimate cardholders from fraudsters. Mr. Kumnick was the product owner and developer of Visa’s critical entry into encryption and tokenization products and services for their acquiring partners for transactions at the physical point of sale. Prior to joining Visa, Mr. Kumnick was the leader of the Cards & Payments practice of Cap Gemini Consulting from October 2009 through June 2010. Prior to Cap Gemini Consulting. Mr. Kumnick was a Senior Vice President at TSYS Acquiring Solutions from 2001 to 2009, with responsibility for leading the Product Management team and expanding the Company’s portfolio of merchant and acquirer products. He was also a leader of key M&A activities, including business development and strategic investment in Europe, Latin America and Asia, and helped expand TSYS’ client footprint to over 70 countries. Mr. Kumnick started his payments career at MasterCard International where he worked from 1988 to 2000, in various capacities, rising to Vice President & Chief Settlement Officer – Global Settlement Operations. In that role he was responsible for the 7 x 24 x 365 mission critical clearing and payment operations of a $3.0 billion per day global EFT and treasury operation. Mr. Kumnick was a strategic subject matter expert and key contributor to the evolution of MasterCard’s global processing functions.  Mr. Kumnick has an MBA- Finance and a BS Finance from St. Louis University.

Mr. Kumnick brings over 20 years’ experience in the payments and technology industries, with a focus on managing technology platforms and security related issues. This experience, working for some of the world’s leading companies, provides our Board of Directors with valuable insight regarding the Company’s business, products and industry.

Philip R. Broenniman

Philip Broenniman was appointed a director of the Company in March 2020 and served as the President and Chief Operating Officer from May 2020-June 2021. Since 2011, Mr. Broenniman has been Managing Partner and Portfolio Manager for Varana Capital, LLC (“VCLLC”), an investment firm he co-founded in 2011. As part of the VCLLC investment strategy of cooperative engagement, Mr. Broenniman sits on or advises the Board of multiple public/private companies, working with each on strategic planning, operational dynamics, and balance sheet needs/restructuring. Prior to co-founding Varana Capital in 2011, he held the positions of Principal and Portfolio Manager at Visium Asset Management, LP; Managing Partner and Portfolio Manager at Cadence Investment Partners, LLC; and Investment Analyst with the Bass Family Office in Fort Worth, TX. He began his career at Salomon Brothers Inc. trading fixed-income futures and options. Mr. Broenniman earned a BS in Computer Science from Duke University in 1987, an MBA from the Darden School at the University of Virginia in 1993 and the Chartered Financial Analyst (CFA) designation in 2000.

Mr. Broenniman brings over 20 years’ experience in the investment industry, as well as experience running an operating business. This experience, provides our Board of Directors with important insight regarding the capital markets and the Company’s fund raising needs, as well as operational matters.

Michael A. Gorriz

Dr. Gorriz joined our company as a director on June 9, 2021. Dr. Gorriz has been the Chief Information Officer and a member of the management team of Standard Chartered Bank, Singapore since 2015. He is also Non-Executive Director of the Standard Charted Bank Hong Kong Board and the mox HK Board. Prior to that he served as Chief Information Officer at Daimler AG from 2007. Dr. Gorriz attended the University of Konstanz, the University of Freiburg and obtained his Doctorate in Engineering from the University of Stuttgart.

Dr. Gorriz brings unparalleled engineering knowledge to the Company, which coupled with his over 30 years’ experience in information technology, and his experience in managing two global leaders in the field of banking and industry, led to the conclusion that he should serve on the Board of Directors.

Michael L. Koehneman

Mr. Koehneman joined our company as a Director on June 9, 2021. Mr. Koehneman previously held various positions at Pricewaterhouse Coopers, a global accounting firm, through 2020, including the Global Advisory Chief Operating Officer and Human Capital Leader from 2016 through 2019, the U.S. Advisory Operations Leader from 2005 through 2016 responsible for the oversight of Advisory services for PwC, including business unit performance, finance, investments, human resources, acquisitions, and administration, and the Lead Engagement Partner for Financial Statement Audits and Internal Control and Security Reviews from 1993 through 2004 for several public and private company audits. Since 2020 he has also served as a director and member of the Audit Committee of Aspen Group, Inc.

Mr. Koehneman brings over 30 years’ experience working as a CPA and consultant to public and private companies. This accounting and financial expertise provides our Board of Directors with valuable insight regarding audit and financial matters, as well as corporate governance and management.

Neepa Patel

Ms. Patel joined our company  as a Director on November 15, 2021. Neepa Patel is the Founder and CEO of Themis - a collaborative tech platform to help fintechs, banks and crypto companies create a strong governance, risk and compliance framework. Neepa has 15+ years of experience in various regulatory and compliance positions across the public and private sector. Prior to founding Themis in March 2020, she was the Head of Compliance for an enterprise blockchain company, R3 from 2016 through December 2019. Before that she had several risk and compliance positions at Deutsche Bank from 2014 to 2016 and at Morgan Stanley between 2011 and 2014. At Morgan Stanley, she helped develop a compliance framework for the newly formed banking entities, Morgan Stanley Bank and Morgan Stanley Private Bank post crisis. Neepa began her career as a Bank Examiner at the Office of the Comptroller of the Currency (OCC), where she worked from 2005 to 2011. Neepa attended Georgia Tech.

Ms. Patel brings over 15 years of experience as a business leader in technology companies and regulatory compliance. This experience provides our Board of Directors with a valuable perspective regarding financial regulatory compliance, technology operations and strategy.

Joseph Trelin

Mr. Trelin joined our company on April 18, 2022. Mr. Trelin is a senior, creative business and product leader, technologist and entrepreneur. Since June 2021, Mr. Trelin has served in a consultant capacity advising start-ups to mid-size companies on operations, product strategy and growth. From January 2016 to July 2019, Mr. Trelin served as the Chief Platform Officer of Clear Secure Inc. Mr. Trelin served as the VP Product, Digital Products at NBCUniversal, Inc. from January 2015 through January 2016 and in various roles including as Product Management & Technology Business Leader and General Manager for Amazon.com, Inc. from January 2009 to January 2015. Mr. Trelin also previously served as the Vice President, Product Development and IT for Standard and Poor’s. Mr. Trelin received a Masters Equivalent in Computer Science from Hofstra University and a BA in Sociology from the State University of New York Albany.

Mr. Trelin brings over 20 years of experience as a business leader in technology companies focused on product development, with particular experience in identity verification and authentication. This industry knowledge and experience, provides our Board of Directors with a valuable perspective regarding the identity verification industry, corporate management, technology operations, strategy and product development.

Jacqueline L. White

Ms. White joined our company as a Director on June 9, 2021. Ms. White has been a leader in enterprise technology software and IT consulting for the past 25 years. Ms. White has held global positions at SAP, Oracle, and Accenture, always leading diverse, high performing organizations around the world. After leading the Banking & Capital Markets line of business of DXC Technology Co. (NYSE: DXC) as Senior Vice President and Practice Lead from September 2019 to January 2021, Ms. White joined in January 2021 the Executive Management Team of Temenos AG (Six: TEMN), a company specializing in enterprise software for banks and financial services, as the President of the Americas Region. From January 2018 through September 2019, Ms. White served as the Chief Revenue Officer of Saltstack, a VM Ware Company, and from January 2015 through January 2018 as Global Senior Vice President Global FSI Consulting for SAP (NYSE: SAP). Prior to joining SAP, Ms. White held various positions with Accenture Services Pvt. Ltd., Oracle, BearingPoint and Novell. Ms. White was named by Utah Business Magazine as “Top Executives to Watch” in July 2020. Ms. White received a BA in Comparative Literature from Brigham Young University and a Leadership Certificate from Boston University.

Ms. White brings over 20 years of experience as a business leader in technology companies and international businesses. This experience, provides our Board of Directors with a valuable perspective regarding corporate management, technology operations and strategy.

Required Vote

The election of the directors of the Company requires the affirmative vote of a plurality of the shares of the Company’s common stock present in person or represented by Proxy at the Annual Meeting, which will be the nominees receiving the largest number of votes, which may or may not constitute a majority.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 1:

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE NOMINEES DESCRIBED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The aggregate fees incurred for each of the last two years for professional services rendered by Cherry Bekaert LLP, the independent registered public accounting firm (PCOAB ID 00677) or the audit of the Company’s annual financial statements included in the Company’s Form 10-K and review of financial statements for its quarterly reports (Form 10-Q) are reported below.

The total fees billed by Cherry Bekaert, LLP in 2021 aggregated $248,900 which includes fees for the audit of financial statements and review of the quarterly financial statements for 2021. Additionally, the Company paid Cherry Bekaert, LLP $41,400 for services associated with the filing of the Company’s S-1, S-3 and S-8. Furthermore, the Company paid Cherry Bekaert, LLP $10,000 for assistance with the filing for certain tax credits.

The total fees paid to Cherry Bekaert LLP in 2020 aggregated $230,500 which includes fees for the 2020 audited financial statements and review of the quarterly financial statements for 2020. Additionally, the Company paid Cherry Bekaert, LLP $5,000 for services associated with the updated filing of the Company’s S-1.

The Audit Committee by its Charter pre-approves all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor. The Audit Committee approved the services rendered for the audit of the financial statements for the year ended December 31, 2021 and December 31, 2020 in addition to the services rendered for the filing of the quarterly financial statements on Form 10-Q in 2021 and 2020. Additionally, the Audit Committee approved the fee for Cherry Bekaert, LLP’s assistance with filing for certain tax credits.

We expect representatives of Cherry Bekaert, LLP to be at the 2022 stockholders’ meeting and will be available to respond to any questions.

	Audit	Taxes	Filings	Accounting	$’s in 000’s Total
2021	$197.5	$10.0	$41.4	$—	$248.9
2020	$225.5	$—	$5.0	$—	$230.5

The current policy of the directors, acting via the Audit Committee, is to approve the appointment of the principal auditing firm and any permissible audit-related services. The audit and audit related fees include fees for the annual audit of the financial statements and review of financial statements included in 10K and Q filings.

Required Vote

The ratification of the appointment of the Company’s independent auditors requires the receipt of the affirmative vote of a majority of the shares of the Company’s common stock present in person or by proxy and cast for this specific item.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 2:

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT OF CHERRY BEKAERT LLP AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2021.

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 1,000,000,000 TO 250,000,000

The Board of Directors has approved and is requesting stockholder approval to amend the Amended and Restated Certificate of Incorporation to decrease the number of authorized shares of common stock from 1,000,000,000 to 250,000,000.

Reason for the Authorized Share Decrease

The Board of Directors believes that the reduction in the number of authorized shares of common stock will reduce certain of our costs, in particular annual franchise taxes paid to the State of Delaware. In addition, the Board of Directors believes that we will need fewer authorized shares of Common Stock to meet our projected capital stock needs for capital-raising transactions, issuance of equity-based compensation and, to the extent opportunities may arise in the future, strategic transactions that may involve our issuance of stock-based consideration.

In the event that we need to increase our authorized shares of common stock in the future, we may, subject to stockholder approval, seek to amend the Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock.

The Board of Directors believes that the Authorized Share Decrease will appropriately balance the needs for available shares for capital raising, strategic transactions, and equity incentive awards with the desire to avoid having an unreasonably high number of authorized shares and payment of excess franchise taxes. The Board of Directors believes that the size of the remaining available shares is appropriate to provide for our long-term needs and is in line with most similarly situated companies.

Effects of the Amendment

The Authorized Share Decrease (if it is approved by our stockholders at the Annual Meeting) will not change any rights of any holder of common stock. Voting rights of the holders of the issued shares of common stock will remain the same.

The proposed amendment to the Amended and Restated Certificate of Incorporation would decrease the authorized shares of the common stock from 1,000,000,000 authorized shares of common stock to 250,000,000 authorized shares of common stock.

In implementing the Authorized Share Decrease, the Board of Directors intends to provide for an appropriate number of authorized shares of common stock available for future issuance. However, the proposed Authorized Share Decrease could have adverse effects. We will have less flexibility to issue shares of common stock, including in connection with a potential merger or acquisition, other strategic transaction or follow on offering if the number of authorized shares of the common stock is reduced.

In the event that our Board of Directors determines that it would be in the best interests of the Company and its stockholders to issue a number of shares of common stock in excess of the number of then authorized but unissued and unreserved shares, we would be required to seek the approval of our stockholders to increase the number of shares of authorized common stock. If we are not able to obtain the approval of our stockholders to increase the number of shares of authorized common in a timely manner, we may be unable to take advantage of opportunities that might otherwise be advantageous to us and our stockholders with respect to capital raising, hiring of key executive officers, strategic transactions or other matters.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our common stock.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the matter either in person or by proxy is required to approve the Certificate of Amendment to effectuate the Authorized Share Decrease. Abstentions and broker non-votes with respect to this proposal will be counted for purposes of establishing a quorum and, if a quorum is present, abstentions will have the same practical effect as a vote against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AUTHORIZED SHARE DECREASE PROPOSAL, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE AMENDMENT UNLESS A STOCKHOLDER INDICATES OTHERWISE.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the enclosed Proxy, or their substitutes, will vote the shares represented thereby in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

Annual Reports on Form 10-K

Additional copies of authID’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 may be obtained without charge by writing to the Chief Financial Officer, authID Inc., 1624 Market St., Ste 226, Unit 51767 Denver, Colorado 80202-1559. authID’s Annual Report on Form 10-K can also be found on authID’s website: investors.authid.ai.

Stockholders Proposals for the 2023 Annual Meeting.

Stockholder proposals intended to be presented at the Company’s 2022 Annual Meeting must be received by the Company no later than April 12, 2023 (pursuant to Rule 14a-8 of the Exchange Act, 120 days before the anniversary of the prior year’s mailing date) to be eligible for inclusion in the Company’s proxy statement and form of proxy for next year’s meeting. However, if the date of the 2023 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2023 Annual Meeting of Stockholders. We will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q, or, if impracticable, by any means reasonably calculated to inform stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Proposals should be addressed to authID Inc., Attn. Corporate Secretary, 1624 Market St., Ste 226, Unit 51767 Denver, Colorado 80202-1559.

Under Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2023 Annual Meeting of Stockholders that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before June 26, 2023 (pursuant to Rule 14a-4 of the Exchange Act, 45 days before the anniversary of the prior year’s mailing date) and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). However, if the date of the 2023 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2023 Annual Meeting of Stockholders. We will disclose the new deadline by which stockholders’ proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q, or, if impracticable, by any means reasonably calculated to inform stockholders. If we first receive notice of the matter after June 26, 2023, and the matter nonetheless is permitted to be presented at the 2023 Annual Meeting of Stockholders, our Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements. Accordingly, with respect to the Company’s 2023 annual meeting of stockholders, notice must be provided to authID Inc., Attn. Corporate Secretary, 1624 Market St., Ste 226, Unit 51767 Denver, Colorado 80202-1559 no later than June 26, 2023. If a stockholder fails to provide timely notice of a proposal to be presented at the 2023 annual meeting, the chair of the meeting will declare it out of order and disregard any such matter.

Proxy Solicitation Costs

The proxies being solicited hereby are being solicited by the Company. The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of the Notice, the Proxy Statement, the Proxy card and establishment of the Internet site hosting the proxy material. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

Miscellaneous

On July 18, 2022, the Company changed its corporate name to authID Inc., pursuant to a Certificate of Amendment to its Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on July 13, 2022 with an effective date of July 18, 2022.

As of August 1, 2022, the Company changed its principal executive office address to:

1325 S. Colorado Blvd.

Building A, Suite 322

Denver, CO 80222

The Company’s mailing address is:

1624 Market St Ste 226

Unit 51767

Denver, Colorado 80202-1559

The Company’s main telephone number remains +1 (516) 274-8700

By Order of the Board of Directors,

/s/ Phillip L. Kumnick
Phillip L. Kumnick
Chair of the Board of Directors

authID.ai

VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

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Go to **www.investorvote.com/AUID** or scan the QR code — login details are located in the shaded bar below.

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authID Inc. Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Thomas L. Thimot	☐	☐	02 - Phillip L. Kumnick	☐	☐	03 - Philip R. Broenniman	☐	☐
04 - Michael A. Gorriz	☐	☐	05 - Michael L. Koehneman	☐	☐	06 - Neepa Patel	☐	☐
07 - Joseph Trelin	☐	☐	08 - Jacqueline L. White	☐	☐			

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Annual Meeting of authID Inc. Stockholders

September 20, 2022 10.00a.m. Eastern

The Annual Meeting of Stockholders of authID Inc. will be held on
Tuesday, September 20, 2022 10.00a.m. Eastern, virtually via the internet at **https://edge.media-server.com/mmc/p/d7z84o2n**

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
The material is available at: www.investorvote.com/AUID

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

authID Inc.

Notice of the Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — September 20, 2022

Thomas L. Thimot and Graham N. Arad each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of authID Inc. to be held on September 20, 2022 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.